EXHIBIT 3.5

STATE OF NORTH DAKOTA

SECRETARY OF STATE

CERTIFICATE OF MERGER OF DOMESTIC AND
FOREIGN CORPORATIONS
INTO

VOYAGER ENTERTAINMENT INTERNATIONAL, INC.

The undersigned, as Secretary of State of the State of North Dakota, hereby certifies that Articles of Merger

VOYAGER ENTERTAINMENT INTERNATIONAL, INC.

a North Dakota business corporation, into VOYAGER ENTERTAINMENT INTERNATIONAL, INC., a Nevada business corporation, duly signed and verified as required by North Dakota statutes governing a North Dakota business corporation, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues the Certificate of Merger of

VOYAGER ENTERTAINMENT INTERNATIONAL, INC.

a North Dakota business corporation, into VOYAGER ENTERTAINMENT INTERNATIONAL, INC., a Nevada business corporation.

Effective date of merger: June 23, 2003.

Issued: June 24, 2003





                        /s/ Alvin A. Jaeger
                        Secretary of State







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CERTIFICATE OF ACCEPTANCE OF
APPOINTMENT AS RESIDENT AGENT

In the matter of Voyager Entertainment International, Inc., I hereby certify that on the 11th day of June, 2003, I accepted the appointment as Resident Agent of the above- entitled corporation in accordance with Section 78.090 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of June, 2003.






/s/ Richard L. Hannigan, Sr.